Exhibit 99.1

FMG Kentucky, LLC and FMG Valdosta, LLC

Combined Carve-out Financial Statements

For the Years Ended December 31, 2018 and 2017

FMG Kentucky, LLC and FMG Valdosta, LLC

Combined Carve-out Financial Statements

For the Years Ended December 31, 2018 and 2017

Page(s)

Report of Independent Registered Public Accounting Firm	3

Combined Carve-out Financial Statements

Combined Carve-out Balance Sheets	4

Combined Carve-out Statements of Operations	5

Combined Carve-out Statements of Changes in Net Parent Investment	6

Combined Carve-out Statements of Cash Flows	7

Notes to Combined Carve-out Financial Statements	8–19

Report of Independent Registered Public Accounting Firm

To the Members of FMG Kentucky, LLC and FMG Valdosta, LLC

Opinion on the Financial Statements

We have audited the accompanying combined carve-out balance sheets of FMG Kentucky, LLC and FMG Valdosta, LLC (collectively, the “Company”) as of December 31, 2018 and 2017, and the related combined carve-out statements of operations, changes in net parent investment and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017 and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Adoption of New Accounting Standard

As discussed in Note 2 to the combined carve-out financial statements, the Company changed its method of accounting for revenue from contracts with customers as a result of the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers, effective January 1, 2018, under the modified retrospective method.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2019.

/s/ Mayer Hoffman McCann CPAs

(The New York Practice of Mayer Hoffman McCann P.C.)

New York, New York

February 28, 2020

FMG Kentucky, LLC and FMG Valdosta, LLC

Combined Carve-out Balance Sheets

As of December 31, 2018 and 2017

(in thousands)

	2018	2017
Assets
Current assets:
Accounts receivable, net	$1,602	$1,759
Prepaid site leases	774	688
Other current assets	2,717	1,003
Total current assets	5,093	3,450

Property and advertising structures, net	27,945	30,079
Intangible assets, net	222	242
Goodwill	6,230	6,230
Other long-term assets	16	16
Total assets	$39,506	$40,017

Liabilities and Net Parent Investment
Current liabilities:
Accounts payable	$353	$280
Deferred revenue	494	307
Accrued expenses	1,772	697
Current maturities of capital leases	69	98
Total current liabilities	2,688	1,382
Liabilities under capital lease	370	414
Asset retirement obligations	51	48
Straight-line lease liability	420	332
Total liabilities	3,529	2,176

Net parent investment	35,977	37,841
Total Net Parent Investment	35,977	37,841
Total Liabilities and Net Parent Investment	$39,506	$40,017

The accompanying notes are an integral part of these combined carve-out financial statements.

FMG Kentucky, LLC and FMG Valdosta, LLC

Combined Carve-out Statements of Operations

For the Years Ended December 31, 2018 and 2017

(in thousands)

	2018	2017
Revenues, net	$13,398	$12,706
Operating expenses
Direct advertising expenses	5,720	5,697
General and administrative expenses	4,176	4,181
Depreciation and amortization	2,855	2,742
Total operating expenses	12,751	12,620
Income from operations	647	86
Other (expense) income
(Loss) gain on disposal of property and advertising structures	(282)	74
Other income (expense), net	6	(32)
Total other (expense) income	(276)	42

Net Income	$371	$128

The accompanying notes are an integral part of these combined carve-out financial statements.

FMG Kentucky, LLC and FMG Valdosta, LLC

Combined Carve-out Statements of Changes in Net Parent Investment

For the Years Ended December 31, 2018 and 2017

(in thousands)

Total Net Parent
Investment
Balance at December 31, 2016	$38,456
Net income	128
Net transfers to parent	(743)
Balance at December 31, 2017	$37,841
Net income	371
Net transfers to parent	(2,235)
Balance at December 31, 2018	$35,977

The accompanying notes are an integral part of these combined carve-out financial statements.

FMG Kentucky, LLC and FMG Valdosta, LLC

Combined Carve-out Statements of Cash Flows

For the Years Ended December 31, 2018 and 2017

(in thousands)

	2018	2017
Cash flows from operating activities
Net income	$371	$128
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,855	2,742
Accretion of asset retirement obligation	3	3
Loss (gain) on disposal of property and advertising structures	282	(74)
Bad debt expense	155	185
Straight-line leases	88	129
Noncash disposal of assets	-	10
Change in assets and liabilities
Accounts receivable	2	(438)
Prepaid site leases	(86)	67
Other current assets	(1,714)	(769)
Accounts payable	73	141
Accrued expenses	1,075	199
Deferred revenue	187	(33)
Net cash provided by operating activities	3,291	2,290

Cash flows from investing activities
Purchases of property and advertising structures	(1,178)	(1,863)
Proceeds from disposal of property and structures	225	411
Net cash (used) in investing activities	(953)	(1,452)

Cash flows from financing activities
Payments on capital leases	(103)	(95)
Net transfers to parent	(2,235)	(743)
Net cash (used) in financing activities	(2,338)	(838)

Net change in cash	-	-
Cash
Beginning of year	-	-
End of year	$-	$-

The accompanying notes are an integral part of these combined carve-out financial statements.

FMG Kentucky, LLC and FMG Valdosta, LLC

Notes to Combined Carve-out Financial Statements

December 31, 2018 and 2017

(in thousands)

1.	Organization and Description of the Business

Description of Business

FMG Kentucky, LLC and FMG Valdosta, LLC (collectively, the “Company”) are wholly-owned subsidiaries of Fairway Outdoor Advertising Group, LLC (“Advertising”). The Company is an outdoor advertising business that operates advertising displays across Kentucky, West Virginia, Florida and Georgia. GTCR, a leading private equity firm, acquired the Company, along with other market locations, with its acquisition of Fairway Media Group, LLC (“Media”, sole owner of “Advertising”) in January 2015. To execute the 100 percent acquisition of Media, FMG Outdoor Holdings, LLC (“Holdings”) was formed, in which GTCR acquired a majority interest. Holdings, and all of its subsidiaries, including Media and Advertising, are collectively referred to as “Fairway”.

In December of 2018, Holdings and its subsidiaries completed a restructuring transaction. Through this restructuring, FMG Kentucky, LLC and FMG Valdosta, LLC were created. In the process, Media was dissolved and no longer exists. The Company remained wholly-owned by Holdings subsequent to the restructuring. The Company evaluated the restructuring under authoritative guidance noting that the restructuring did not constitute a change of control.

Historically, the Company has been consolidated with other markets, within the Media portfolio, into one set of consolidated financial statements. Management has performed procedures to carve-out the combined financial statements of the Company out of the historical accounts of Fairway.

2.	Summary of Significant Accounting Principles

Principles of Combination

The combined carve-out financial statements include the results of operations, financial position and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). All intracompany accounts and transactions within the combined carve-out businesses of the Company have been eliminated.

Basis of Presentation

The combined carve-out financial statements of the Company were derived from the consolidated financial statements and accounting records of Fairway, as if they operated on a standalone basis during the periods presented in conformity with U.S. GAAP.

Certain transactions between the Company and Fairway have been included in these combined carve-out financial statements and are considered to be effectively settled at the time the transaction is recorded. The total net effect of the settlement of these transactions is reflected in the combined carve-out statements of changes in net parent investment as net transfers to parent, in the combined carve-out statements of cash flows as a financing activity and in the combined carve-out balance sheets as net parent investment. The combined carve-out financial statements include certain assets and liabilities that have historically been held at the Fairway level but are specifically identifiable or otherwise allocable to the Company, including goodwill, as disclosed in Note 6.

FMG Kentucky, LLC and FMG Valdosta, LLC

Notes to Combined Carve-out Financial Statements

December 31, 2018 and 2017

(in thousands)

Fairway applied a centralized approach to cash management and financing for the Company’s operations. The cash and cash equivalents held by Fairway at the corporate level are not specifically identifiable to the Company and therefore were not allocated for any of the periods presented. The Company was dependant on Fairway to fund the Company’s operating and investing activities, as needed. This arrangement is not reflective of the manner in which the Company would have been able to finance its operations had it been a stand-alone business separate from Fairway during the periods presented.

The historical costs and expenses reflected in the combined carve-out financial statements include an allocation for certain corporate functions historically provided by Fairway. Certain functions critical to the Company’s operations were centralized and managed by Fairway. Historically, the centralized functions included finance, accounting, marketing, legal, operational support services, information technology, tax, and other general and administrative costs. Management has also included an allocation of stock compensation expense, related to management of Fairway, to the Company as the compensation calculations is partially impacted by the performance of the Company. The cost of each of these services has been allocated to the Company on the basis of the Company’s relative revenue or headcount as compared to that of Fairway, depending upon which allocation methodology is more appropriate for each service. Liabilities associated with allocated expenses that the Company was not obligated to satisfy have not been recorded as Fairway will ultimately be obligated to satisfy them going forward. The Company believes that these allocations reasonably reflect the utilization of the services provided and benefits received; however, they may differ from the costs that would have been incurred had the Company operated as a stand-alone company for the periods presented. Actual costs that may have been incurred if the Company had been a stand-alone company would depend on multiple factors, including organization structure and strategic decisions made in various areas, including legal services, accounting and finance services, human resources, marketing, operational support, facility and other corporate and infrastructural services.

Below are the allocated amounts included within the balance sheets and statements of operations as of and for the years ended December 31, 2018 and 2017:

Balance Sheets:	2018	2017
Other current assets	$154	$78
Goodwill	6,230	6,230
Accrued expenses	(133)	(295)
Corporate allocation of net assets	$6,251	$6,013

Statements of Operations:	2018	2017
General and administrative expenses	$1,217	$1,203
Other (income)/expense, net	(6)	32
Corporate statements of operations allocations	$1,211	$1,235

Use of Estimates

The preparation of these combined carve-out financial statements in conformity with U.S. GAAP requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates and judgments on historical experience and on various other assumptions that the Company believes are reasonable under the circumstances. Actual results could differ materially from those estimates. The more significant estimates made by management relate to allowance for doubtful accounts, cost allocations, asset retirement obligations and the valuation and impairment of long-lived and intangible assets.

FMG Kentucky, LLC and FMG Valdosta, LLC

Notes to Combined Carve-out Financial Statements

December 31, 2018 and 2017

(in thousands)

Concentration of Credit Risk

Financial instruments that are potentially subject to concentrations of credit risk consist primarily of accounts receivable. The Company does not require its customers to provide collateral. No individual customers represented more than 10% of the Company’s revenue.

Accounts Receivable, Net

Accounts receivable are recorded when the Company has an unconditional right to payment, either because it has satisfied a performance obligation prior to receiving payment from the customer or has a noncancelable contract that has been billed in advance in accordance with the Company’s normal billing terms. Accounts receivable are recorded at their net realizable value, which includes allowances for doubtful accounts. The Company evaluates accounts receivable to determine if they will ultimately be collected. Significant judgments and estimates are involved in performing this evaluation, which are based on factors that may affect a customer’s ability to pay, such as past experience, credit quality of the customer, age of the receivable balance and current economic conditions. The allowance for doubtful accounts is for estimated losses resulting from accounts receivable for which their collection is not reasonably probable. Bad debt expense for the years ended December 31, 2018 and 2017 was $155 and $185, respectively. As of December 31, 2018 and 2017, the allowance for doubtful accounts was $62 and $19, respectively.

Prepaid Site Leases

Generally, the Company’s outdoor advertising structures are located on leased land. To the extent the Company makes payments to lessors that cover a length of time greater than the month the payment is made, a portion of the payment is recorded as a prepaid site lease. These prepayments are deferred and charged to direct advertising expenses on a straight-line basis over the period the payment relates to. Any prepayment that has been made for a period beyond one year of the balance sheet date will be classified as long-term.

Property and Advertising Structures, Net

Property and advertising structures, net is stated at cost, less accumulated depreciation.  Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets, generally two to thirty years.

Maintenance and repairs are charged to expense as incurred.  The carrying amount and accumulated depreciation of assets sold or retired are removed from the accounts in the year of disposal and any resulting gain or loss is included in results of operations.

Long-Lived Asset Impairment

The Company evaluates the recoverability of its long-lived assets in accordance with the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 360, Property, Plant and Equipment (“ASC 360”). ASC 360 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment when events or changes in circumstances indicate, that the carrying value of such assets may not be recoverable.  The determination of whether impairment has occurred is based on comparing management’s estimate of expected future net operating cash flows, undiscounted and without interest charges and income taxes, to the carrying amount of the underlying assets.  Evaluation of a potential impairment would occur if the reported value of these assets exceeds the associated future undiscounted operating cash flows.  Any potential impairment loss would be measured as the amount by which the carrying value exceeds the fair value of the asset. No impairments were recorded for the periods presented. See Note 9 for discussion on disposal of assets as a result of hurricane damage.

FMG Kentucky, LLC and FMG Valdosta, LLC

Notes to Combined Carve-out Financial Statements

December 31, 2018 and 2017

(in thousands)

Goodwill

Goodwill represents the excess of the purchase price over the fair value of the identified net assets acquired in a business combination. In accordance with FASB ASC No. 350, Intangibles – Goodwill and Other, goodwill is assessed for impairment at least annually. The goodwill impairment assessment is made on a reporting unit basis.  A reporting unit is an operating segment or one level below an operating segment for which discrete financial information is prepared and is regularly reviewed by Management. The Company has one reporting unit for which goodwill is evaluated for impairment. The Company reviews goodwill for impairment, on an annual basis, at October 1st or more frequently when a triggering event occurs, if it is determined that it is more likely than not that a reporting unit’s fair value is less than its carrying value. The Company first assesses qualitative factors to determine whether it is more-likely-than-not that the fair value of the reporting unit is less than its carrying amount. If it is determined to be more-likely-than-not that the fair value of the reporting unit is less than its carrying amount, a quantitative impairment test for goodwill is performed. Based on the Company’s assessment, there was no impairment of goodwill for the Company’s reporting unit during the periods presented.

Intangible Assets, Net

Intangible assets subject to amortization are initially recognized at fair value and subsequently stated at amortized cost. Intangible assets are amortized on a straight-line basis over their estimated useful lives and are tested for impairment along with other long-lived assets. The Company’s intangible assets consist of permits with a useful life of 15 years.

Fair Value of Financial Instruments

The accounting guidance for fair value measurements defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. It also establishes a three-level hierarchy that prioritizes the inputs used to measure fair value. The three levels of the hierarchy are defined as follows:

•	Level 1 – Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.
•	Level 2 – Include other inputs that are directly or indirectly observable in the marketplace.
•	Level 3 – Unobservable inputs which are supported by little or no market activity.

The Company’s financial instruments are accounts receivable, accounts payable, accrued liabilities, capital leases and other current assets and liabilities. The fair values of accounts receivable, accounts payable, accrued liabilities and other current assets and liabilities approximates carrying values due to the short maturities of these instruments. Initial recognition of capital leases is reported at fair value.

Asset Retirement Obligations

FASB ASC No. 410, Asset Retirement and Environment Obligations, requires the Company to estimate its obligation upon the termination or non-renewal of a lease to dismantle and remove its advertising structures from the leased land and to reclaim the site to its original condition. The Company records the present value of obligations associated with the retirement of its advertising structures in the period in which the obligation is incurred. When the liability is recorded the cost is capitalized as part of the related advertising structures carrying amount. Over time, accretion of the liability is recognized as an operating expense and the capitalized cost is depreciated over the expected useful life of the related asset.

FMG Kentucky, LLC and FMG Valdosta, LLC

Notes to Combined Carve-out Financial Statements

December 31, 2018 and 2017

(in thousands)

The significant assumptions used in estimating the asset retirement obligation include the third-party cost of removing the asset, the cost of remediating the leased property to its original condition where required and the timing and number of lease renewals, all of which are estimated based on historical experience. The interest rate used to calculate the present value of such costs over the 50 year retirement period is based on an estimated risk adjusted credit rate for the same period.

Revenue Recognition

The Company recognizes outdoor advertising revenue on an accrual basis ratably over the term of the contracts. Production revenue and the related expense for the advertising copy are recognized upon completion of the sale.

The Company generates revenue primarily from the sale of advertising space on printed and digital billboards as well as posters via arrangements that typically last a few weeks to one year. The Company also generates revenue from production services, which are distinct from the advertising display services.

The Company engages in barter transactions whereby the Company trades advertising space for rent of the land where the advertising structures are located and for goods and services.  Revenues and expenses are recognized at fair value as determined by the Company’s historical practice of receiving cash for similar advertising space from customers unrelated to the party in the barter transaction. For barter transactions involving site leases, the fair value is determined at lease inception and updated when the lease is renewed.  For the years ended December 31, 2018 and 2017, barter revenues and expenses were approximately $11 and $0, respectively.  No gain or loss has been recognized related to barter transactions.

The Company records deferred revenue when payments from customers are received before the Company has satisfied its deliverables.

Income Taxes

As a limited liability company, the Company is not a tax paying entity for federal income tax purposes. Accordingly, the Company’s taxable income or loss is allocated to its members in accordance with their respective percentage ownership.  Therefore, no provision or liability for income taxes has been included in the accompanying combined carve-out financial statements.

New Accounting Standards Recently Adopted

As of January 1, 2018, the Company adopted the new accounting standard, FASB ASC No. 606, Revenue from Contracts with Customers, using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018, and are not accounted for under FASB ASC No. 840, Leases. The standard requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The standard replaces most existing revenue recognition guidance in U.S. GAAP. The Company concluded that the adoption of the new standard did not have a material impact to the combined carve-out financial statements. Refer to Note 3 for more information.

FMG Kentucky, LLC and FMG Valdosta, LLC

Notes to Combined Carve-out Financial Statements

December 31, 2018 and 2017

(in thousands)

In January 2017, the FASB issued Accounting Standards Update (“ASU”) No. 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. The ASU simplifies how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test which measures a goodwill impairment loss by comparing the implied fair value of a reporting unit’s goodwill with the carrying amount. As a result, an impairment charge will be recorded based on the excess of a reporting unit's carrying amount over its fair value. The amendments of this ASU are effective for reporting periods beginning after December 15, 2021. Early adoption of this ASU is permitted for interim and annual impairment tests performed on testing dates after January 1, 2017. The Company elected to early adopt the standard beginning January 1, 2017, with no significant impact on the combined carve-out financial statements.

Recently Issued Accounting Standards Not Yet Adopted

In February 2016, the FASB issued ASU No. 2016-02, Leases.  The update is to increase transparency and comparability among organizations by recognizing lease assets and liabilities on the balance sheet and disclosing key information about lease arrangements.  The amendments in this update are effective beginning January 1, 2021 with retrospective application.  The Company expects the primary impact to our combined carve-out financial statements will be the recognition, on a discounted basis, of our minimum commitments under noncancelable operating leases on our combined balance sheets resulting in the recording of right of use assets and lease obligations. Our current minimum commitments under non-cancelable operating leases are disclosed in Note 8. Management is currently evaluating the potential impact of implementation of this updated authoritative guidance on its combined carve-out financial statements.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows – Classification of Certain Cash Receipts and Cash Payments. The update clarifies how certain cash receipts and cash payments are presented in the statement of cash flows. The update is effective for annual periods beginning January 1, 2019 with early adoption permitted.  Management is still evaluating the impact of this update on its combined statement of cash flows and does not believe adoption will have a material impact on its combined carve-out financial statements.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations: Clarifying the definition of a business. The update clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions of assets or businesses. The update is effective for annual periods beginning after December 15, 2018.  Management is still evaluating the impact of this update on its combined carve-out financial statements and does not believe adoption will have a material impact on its combined carve-out financial statements.

FMG Kentucky, LLC and FMG Valdosta, LLC

Notes to Combined Carve-out Financial Statements

December 31, 2018 and 2017

(in thousands)

3.	Revenue

On January 1, 2018, we adopted ASC No. 606 using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018 and are not accounted for under ASC 840.  Results for reporting periods beginning after January 1, 2018 are presented under FASB ASC No. 606 or 840, while comparative information has not been adjusted and continues to be reported under ASC 605.

The Company generates revenue from the sale of advertising space on printed and digital advertising displays. Certain of these revenue transactions are considered leases under FASB ASC No. 840 for accounting purposes, as the agreements convey to the customer the right to use the Company’s advertising structures for a stated period of time. In order for an arrangement to qualify as a lease it must be dependant on the use of a specific asset and the customer must have majority use and obtain substantially all of the benefit from the asset during the term of the arrangement. Therefore, arrangements that do not involve the use of a specific asset, where the Company has the ability to substitute the asset that is used to display the advertising, or where the asset displays advertisements for multiple customers during the period are not considered leases under FASB ASC No. 840. The Company accounts for revenue from leases, which are classified as operating leases, in accordance with FASB ASC No. 840. These arrangements will continue to be accounted for under FASB ASC No. 840 until the Company adopts FASB ASC No. 842, Leases, at which time the arrangements will be re-evaluated based on the new guidance.

A majority of our bulletin displays and poster contracts are accounted for under FASB ASC No. 840. Revenue from digital displays and production revenue are accounted for under FASB ASC No. 606.

We have elected to utilize the practical expedient to recognize the incremental cost of obtaining a contract as an expense when incurred as a result of the amortization period of the asset being one year or less. We expense sales commissions when incurred because the amortization period for our sales contracts is one year or less. These costs are recorded within general and administrative expense in the combined carve-out statement of operations.

Revenue streams for the years ends December 31, 2018 and 2017, respectively, consist of the following:

	2018	2017
Accounted for under ASC 840:
Bulletin display	$9,401	$9,049
Poster	1,739	1,707
	11,140	10,756

Accounted for under ASC 606:
Digital display	1,344	1,235
Production	818	645
Other revenue	96	70
	2,258	1,950
Total revenue	$13,398	$12,706

FMG Kentucky, LLC and FMG Valdosta, LLC

Notes to Combined Carve-out Financial Statements

December 31, 2018 and 2017

(in thousands)

4.	Property and Advertising Structures, Net

Property and advertising structures, net at December 31, 2018 and 2017 consists of the following:

	Useful Life	2018	2017
Land	Indefinite	$859	$859
Buildings	30 years	244	323
Advertising structures	15 years	35,002	33,848
Vehicles - autos	5 years	607	563
Machinery and equipment	5 years	273	263
Furniture, fixtures and office equipment	7 years	155	116
Computer equipment	3-5 years	84	77
Property and equipment under capital leases	2-30 years	712	758
Construction in process		40	641
		37,976	37,448
Less: Accumulated depreciation		(10,031)	(7,369)
		$27,945	$30,079

Depreciation expense totaled $2,835 and $2,722 for the years ended December 31, 2018 and 2017, respectively, and charges are included in depreciation and amortization expense in the combined carve-out statement of operations. Depreciation expense allocated to the Company was recorded within General and administrative expenses, as it was not a direct result of property and equipment owned or used at the Company level, and totaled $39 and $33 for the years ended December 31, 2018 and 2017, respectively.

5.	Intangible assets, net

The following table presents details regarding the Company’s total long-lived intangible assets as December 31, 2018 and 2017:

As of December 31, 2018		Accumulated
	Gross	Amortization	Net
Permits	$303	$81	$222
	$303	$81	$222

As of December 31, 2017		Accumulated
	Gross	Amortization	Net
Permits	$303	$61	$242
	$303	$61	$242

The weighted average useful life of intangible assets is 15 years.

Amortization expense totaled $20 and $20 for the years ended December 31, 2018 and 2017, respectively, and charges are included in depreciation and amortization expense in the combined carve-out statement of operations.

FMG Kentucky, LLC and FMG Valdosta, LLC

Notes to Combined Carve-out Financial Statements

December 31, 2018 and 2017

(in thousands)

Amortization expense for future years is as follows:

Years Ending December 31,
2019	$20
2020	20
2021	20
2022	20
2023	20
Thereafter	122
$222

6.	Goodwill

As of December 31, 2018 and 2017 the carrying amount of goodwill was $6,230. The goodwill balance stems from the acquisition of Fairway, which included the Company, and resulted in total goodwill of $56,300. Management allocated a portion of goodwill to the Company based on its revenue as a percentage of the total company revenue as of the original acquisition date. No impairment of goodwill was recorded by the Company for the years ended December 31, 2018 or 2017.

7.	Commitments and Contingencies

Leases

The Company has operating leases for its display sites that vary in length. These leases generally contain renewal options for a period of years equal to the initial term of the lease. Subsequent to the first renewal, the leases generally are renewable on a year-to-year basis unless terminated by either party prior to the anniversary date. The Company’s future minimum lease payments assume that the Company will renew a lease associated with a profitable display site ten years past the contractual lease obligation and renewal periods based on the Company’s experience of renewing its lease agreements. Certain site leases provide for escalations in rental costs over the lease term. In addition, the Company has certain leases that contain a variable component based on revenue from the structure in addition to a base rent amount.  Rent expense amounted to $2,559 and $2,442 for the years ended December 31, 2018 and 2017, respectively, and is included in direct advertising expenses in the combined carve-out statements of operations. The future minimum lease payments for non-cancellable site leases at December 31, 2018 are as follows:

Years Ending December 31,
2019	$1,828
2020	1,785
2021	1,762
2022	1,761
2023	1,743
Thereafter	18,456
$27,335

The Company leases its office facilities under various non-cancelable lease agreements expiring in January 2022. Office rental expense amounted to $94 and $91 for the years ended December 31, 2018 and 2017, respectively, and is included in general and administrative expenses in the combined carve-out statements of operations.

FMG Kentucky, LLC and FMG Valdosta, LLC

Notes to Combined Carve-out Financial Statements

December 31, 2018 and 2017

(in thousands)

The Company’s future minimum annual rental commitments under these leases at December 31, 2018 are approximated as follows:

Years Ending December 31,
2019	$94
2020	94
2021	94
2022	48
$330

In addition to the operating leases relating to office facilities and display sites, the Company has a capital lease for a building and several capital leases related to vehicles. The capital lease assets are shown separately within the property and advertising structures, net footnote (Note 4) and capital lease liabilities of approximately $439 and $512 as of December 31, 2018 and 2017, respectively, are reflected as liabilities under capital lease on the balance sheet. The Company’s future minimum annual capital lease commitments at December 31, 2018 are as follows:

Years Ending December 31,
2019	$90
2020	77
2021	69
2022	69
2023	69
Thereafter	155
Total lease payments	$529
Less imputed interest	(90)
Total lease liability	$439

Zoning regulations

In some of the localities in which the Company operates, outdoor advertising is subject to restrictive zoning regulations. Although the Company believes the existence of those regulations continue to be a factor in the operation of the Company’s business, such regulations have not had a significant effect on the results of operations.

Litigation

From time to time, claims are made against the Company in the ordinary course of business, which could result in litigation. As of December 31, 2018, we were not a party to any pending legal proceedings that would be expected to have a material adverse effect on our business or financial condition.

FMG Kentucky, LLC and FMG Valdosta, LLC

Notes to Combined Carve-out Financial Statements

December 31, 2018 and 2017

(in thousands)

8.	Asset Retirement Obligation

The following table presents the activity related to the Company’s asset retirement obligation:

	2018	2017
Beginning balance	$48	$45
Accretion	3	3
Assets surrendered	-	-
Liabilities incurred	-	-
Liabilities settled	-	-
Ending balance	$51	$48

9.	Hurricane Recovery

During the second half of fiscal years 2018 and 2017, hurricanes Michael and Irma, respectively, caused damages to the Company’s advertising structures. In order to rebuild the advertising structures the Company expected to incur charges of $2,590 and $724 for the damages incurred during the years ended December 31, 2018 and 2017, respectively. The cost of the restored advertising structures is recorded within property and advertising structures, net on the combined carve-out balance sheets. The Company was insured for the damages incurred to the advertising structures and recorded insurance receivables of $2,406 and $674 as of December 31, 2018 and 2017, respectively, based on the costs incurred or expected to be incurred and recoverable through the Company’s insurance policy. The Company has a deductible of $50 that was paid in each year. The Company received the settlement from the insurance company for the 2017 damage of $674 in June 2018. The insurance receivable of $2,406 as of December 31, 2018 was received in October 2019. The Company recorded losses of $184 and $50 for the years ended December 31, 2018 and 2017, respectively, which were recorded in the (loss) gain on disposal of property and equipment line item within the combined carve-out statements of operations.

10.	Employee Benefit Plan

The employees of the Company participate in a 401(k) savings plan administered by Fairway.  Upon meeting the eligibility requirements, participants will receive employer matching contributions equal to 100% of up to 2% of eligible wages.  Company contributions to the plan are $36 and $64 for the years ended December 31, 2018 and 2017, respectively.

11.	Related Party Transactions

Parent Investments

The combined carve-out financial statements for the Company are based on the accounting records of Fairway. Within these records each subsidiary has its own equity accounts, as well as intercompany due (to) / from affiliates and operations within Fairway.

FMG Kentucky, LLC and FMG Valdosta, LLC

Notes to Combined Carve-out Financial Statements

December 31, 2018 and 2017

(in thousands)

The following table presents the components of net transfers (to)/from the parents for the years ended December 31, 2018 and 2017, respectively:

Net Transfer Category	2018	2017
Contribution of net assets from (to) Parent	$(319)	$(595)
Corporate allocations	(4,167)	(3,986)
Cash clearing and other financing activities	2,251	3,838
	$(2,235)	$(743)

AOA Management Fee

Fairway executed a Corporate Executive Management Services Agreement with AOA Management Company Limited Partnership (“Management Company”), a Minnesota limited partnership on January 16, 2015. As a result, Fairway shares certain employees including officers and equity owners. Fairway pays the Management Company a monthly fee and certain business expenses as provided per the agreement. Fairway allocated $213 and $237 to the Company for the periods ended December 31, 2018 and 2017, respectively. The agreement was terminated as of December 31, 2018.

12.	Subsequent Events

We have evaluated subsequent events through the issuance of these financial statements on February 28, 2020.

On October 16, 2019, the Company, along with Fairway, entered into an equity purchase agreement (the “Purchase Agreement”) to sell the Company to Billboards LLC, a Delaware limited liability company, for a cash purchase price of $43,072 subject to certain working capital and other adjustments as defined in the Purchase Agreement.

On December 13, 2019, MediaCo Holding, Inc., an Indiana corporation, entered into an Assignment and Assumption of the Purchase Agreement by and between Billboards LLC and Fairway. The transactions contemplated by the Purchase Agreement closed concurrently with the entry into the Assignment and Assumption Agreement.